Exhibit 10 (u)
FIRST AMENDMENT TO THE OXFORD INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN
     Pursuant to § 10.12 of the Oxford Industries, Inc. Deferred Compensation Plan (the “Plan”), Oxford Industries, Inc. (the “Company”) hereby amends the Plan as follows:
1.
     Exhibits B and D to the Plan are replaced in their entirety with new Exhibits B and D attached hereto.
2.
     Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date set forth below.
OXFORD INDUSTRIES, INC.

By	/s/ Thomas C. Chubb III
Name Thomas C. Chubb III
Title Executive Vice President

EXHIBIT B
PRE-2005 OXFORD PLAN
SPECIAL RULES APPLICABLE TO 2005 COMPENSATION
     Notwithstanding any other provision of the Pre-2005 Oxford Plan to the contrary, the provisions of this Exhibit B shall supersede all inconsistent provisions of the Pre-2005 Oxford Plan with respect to amounts deferred in taxable years beginning after December 31, 2004 and before January 1, 2006 (and earnings on such amounts). All other provisions of the Pre-2005 Oxford Plan shall apply with respect to such deferrals to the extent not inconsistent with the provisions of this Exhibit B or Section 409A of the Code, as determined by the Plan Administrator in its sole and absolute discretion. This Exhibit B is intended to (a) satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Code for deferrals made after December 31, 2004 and before January 1, 2006 and (b) not constitute a material modification of the Pre-2005 Oxford Plan with respect to amounts deferred before January 1, 2005.
     1. Account(s). A separate bookkeeping account shall be established to account for deferrals made in taxable years beginning after December 31, 2004 and before January 1, 2006 and any earnings on such deferrals. The portion of any Account that was not fully vested on December 31, 2004 shall be treated as a deferral made in taxable years beginning after December 31, 2004.
     2. Participation. A Deferral Commitment shall only apply to defer a portion of Compensation consisting of base salary, commissions and/or bonus compensation earned by a Participant during the Deferral Period. The deadline for completion and submission of a Deferral Commitment and Distribution Election Form is December 31, 2004.
     3. Change in Employment Status. The provisions of Section 3.6 of the Pre-2005 Oxford Plan shall not apply.
     4. Hardship Distributions. The provisions of Sections 2.14 and 5.4 of the Pre-2005 Oxford Plan shall not apply, and Section 7.2(d) of the Plan shall apply as if incorporated in the Pre-2005 Oxford Plan.
     5. Distribution of Retirement Account. In order for a termination of employment with the Company to trigger a distribution, the termination of employment must qualify as a “separation from service” within the meaning of Section 409A of the Code and the regulations thereunder. Distribution upon termination of employment will be made in the form selected by the Participant, unless the Participant terminates employment prior to Retirement, in which case the Retirement Account shall be paid in the form of a lump sum payment, with no Committee discretion to pay in another form. A distribution made as a result of the Participant’s termination of employment (whether prior to or upon Retirement) will commence on the first regularly scheduled pay date that coincides with or immediately follows the first day of the calendar month that is 6 months from the date the Participant terminates employment.
     6. In-Service Account. A Participant may revise an in-service distribution election to change the time of distribution; provided, however, that (1) the revision will not take effect until 12 months after the date it is made, (2) the revision must be made at least 12 months before the in-service distribution otherwise would commence, and (3) the in-service distribution will be deferred for at least 5 years from the date the in-service distribution would have commenced in the absence of the revision.
     7. Death. If distribution is made as a result of the Participant’s death under Section 5.3 of the Pre-2005 Oxford Plan, distribution will commence on the first regularly scheduled pay date that coincides with or immediately follows the first day of the calendar quarter immediately following the quarter in which his or her death occurred.
     8. Withdrawal with Penalty. The provisions of Section 5.5 of the Pre-2005 Oxford Plan shall not apply.
     9. Delay of Payments Under Certain Circumstances. Section 7.2(e) of the Plan shall apply as if incorporated in the Pre-2005 Oxford Plan.
     10. Amendment and Complete Termination. The provisions of Sections 9.1 and 9.2(b) of the Pre-2005 Oxford Plan shall not apply, and Section 10.12 of the Plan shall apply as if incorporated in the Pre-2005 Oxford Plan.

EXHIBIT D
TOMMY BAHAMA PLAN
SPECIAL RULES APPLICABLE TO 2005 COMPENSATION
     Notwithstanding any other provision of the Tommy Bahama Plan to the contrary, the provisions of this Exhibit D shall supersede all inconsistent provisions of the Tommy Bahama Plan with respect to amounts deferred in taxable years beginning after December 31, 2004 and before January 1, 2006 (and earnings on such amounts) and earnings in 2005 on deferrals made in taxable years before January 1, 2005. All other provisions of the Tommy Bahama Plan shall apply with respect to such deferrals to the extent not inconsistent with the provisions of this Exhibit D or Section 409A of the Code, as determined by the Plan Administrator in its sole and absolute discretion. This Exhibit D is intended to (a) satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Code for deferrals made after December 31, 2004 and before January 1, 2006 and (b) not constitute a material modification of the Tommy Bahama Plan with respect to amounts deferred before January 1, 2005.
     1. Account(s). A separate bookkeeping account shall be established to account for deferrals made in taxable years beginning after December 31, 2004 and before January 1, 2006 (and any earnings on such deferrals) and earnings in 2005 on deferrals made in taxable years before January 1, 2005. The portion of any Deferred Compensation Account that was not fully vested on December 31, 2004 shall be treated as a deferral made in taxable years beginning after December 31, 2004.
     2. Deferral Elections. In no event may a Deferral Election be made later than the last day of the Plan Year preceding the Plan Year in which the amount being deferred is earned by the Participant, except that a Deferral Election with respect to Excess Contributions payable to the Participant in 2005 may be made on or before December 31, 2004 in accordance with Q&A 21 of IRS Notice 2005-1.
     3. Time and Method of Payment. In order for a termination of employment or association with the Employers to qualify as a Distribution Event, the termination of employment or association must qualify as a “separation from service” within the meaning of Section 409A of the Code and the regulations thereunder. Section 5.1 of the Tommy Bahama Plan is amended to provide that distributions shall be made in a single, lump sum payment and will commence on the first regularly scheduled pay date that coincides with or immediately follows the first day of the calendar month that is 6 months from the Participant’s Distribution Date.
     4. Disability or Death. If distribution is made as a result of the Participant’s disability or death under Sections 5.2 or 5.3 of the Tommy Bahama Plan, distribution will commence on the first regularly scheduled pay date that coincides with or immediately follows the first day of the calendar quarter immediately following the quarter in which his or her disability or death occurred.

     5. Unforeseeable Financial Emergency. The provisions of Sections 1.20, 3.2(c) and 5.5 of the Tommy Bahama Plan shall not apply, and Section 7.2(d) of the Plan shall apply as if incorporated in the Tommy Bahama Plan.
     6. Delay of Payments Under Certain Circumstances. Section 7.2(e) of the Plan shall apply as if incorporated in the Tommy Bahama Plan.
     7. Amendment and Termination. The provisions of Section 8 of the Tommy Bahama Plan shall not apply, and Section 10.12 of the Plan shall apply as if incorporated in the Tommy Bahama Plan.